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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             SERVICE EXPERTS, INC.
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            (Exact name of registrant as specified in its Charter)

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         Delaware                                 62-1639453
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(State of incorporation or organization)  (I.R.S. Employer Identification No.)


111 Westwood Place, Suite 420, Brentwood, Tennessee        37217
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      (Address of principal executive offices)           (Zip Code)
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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                         Names of each exchange on which
to be so registered                         each class is to be registered
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   Common Stock, $.01 par value               New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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Item 1.  Description of Registrant's Securities to be Registered.

         For a description of the Registrant's Common Stock, $.01 par value per share, reference is made to the information set forth under the caption "Description of Capital Stock" in the Prospectus forming a part of Post-Effective Amendment No. 3 to the Registration Statement on Form S-4 of the Registrant filed with the Securities and Exchange Commission (Registration No. 333-12319), which information is incorporated herein by reference.


Item 2.  Exhibits.

         The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with Part II of the Instructions as to Exhibits on Form 8-A have been duly filed with the New York Stock Exchange:

                 (1) Annual Report on Form 10-K for the year ended December 31, 1996 of the Registrant

                 (2) Quarterly Report on Form 10-Q for the three-month period ended March 31, 1997 of the Registrant

                 (3)      1997 Proxy Statement of the Registrant

                 (4)      (i)     Restated Certificate of the Incorporation of
                                  the Registrant

                          (ii)    Bylaws of the Registrant

                 (5)      Specimen Common Stock Certificate

                 (6)      1996 Annual Report to Stockholders of the Registrant





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                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   SERVICE EXPERTS, INC.



Date:  May 23, 1997               By:  /s/ Alan R. Sielbeck
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                                       Alan R. Sielbeck
                                       Chairman and
                                       Chief Executive Officer